UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 4, 2016 (August 3, 2016)

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Travis, Suite 1400, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

Purchase Agreement

On August 3, 2016, Dynegy Inc. (“Dynegy”) announced that J-POWER USA Development Co., Ltd., a Delaware corporation (“Purchaser”) had agreed to acquire Dynegy’s indirect 50 percent interests in Elwood Energy LLC (“Elwood Energy”) and Elwood Expansion LLC and its indirect 100 percent interest in Elwood Services Company, LLC, pursuant to a Membership Interest Purchase Agreement, dated as of August 3, 2016, by and among Elwood Expansion Holdings, LLC, Elwood Energy Holdings, LLC, Tomcat Power, LLC, Elwood Energy Holdings II, LLC and Purchaser (the “Purchase Agreement”).

Elwood Energy owns a 1,409 MW (nominal) and 1,350 MW (summer net) natural-gas-fired peaking facility located in Will County, Illinois. The purchase price for the transaction is $172,500,000. The transaction is expected to close in two tiers. The first tier closing, expected the fourth quarter of 2016, will cover all interests other than a 0.25 percent interest in Elwood Energy for a purchase price of $171,637,500. The second tier closing, expected the fourth quarter of 2017, will cover the remaining 0.25 percent interest in Elwood Energy.

Closing of the transaction is subject to various conditions, including the approval of the Federal Energy Regulatory Commission and other customary closing conditions.

The Purchase Agreement includes customary representations, warranties and covenants by the parties. Each party has agreed to indemnify the other for breaches of representations, warranties and covenants and for certain other matters, subject to certain exceptions and limitations.

The Purchase Agreement contains certain termination rights for the parties, including if the closing does not occur within two hundred and ten (210) days following the date of the Purchase Agreement.

Electric Power Development Co., Ltd. has entered into a guaranty in favor of the sellers, whereby Electric Power Development Co., Ltd. has agreed to guarantee all of Purchaser’s obligations under the Purchase Agreement, including payment of the purchase price and Purchaser’s indemnification obligations.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is subject to and qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 hereto and the terms of which are incorporated herein by reference.

Dynegy Guaranty

Concurrently with the execution of the Purchase Agreement, Dynegy entered into a guaranty in favor of Purchaser (the “Dynegy Guaranty”), whereby Dynegy has agreed to guarantee the indemnification obligations of the selling subsidiaries under the Purchase Agreement.

The foregoing description of the Dynegy Guaranty is subject to and qualified in its entirety by reference to the full text of the Dynegy Guaranty, a copy of which is attached as Exhibit 10.1 hereto and the terms of which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*

Membership Interest Purchase Agreement, dated as of August 3, 2016, by and among Elwood Expansion Holdings, LLC, Elwood Energy Holdings, LLC, Tomcat Power, LLC, Elwood Energy Holdings II, LLC and J-POWER USA Development Co., Ltd.

10.1	Guaranty, dated as of August 3, 2016, by Dynegy Inc., for the benefit of J-POWER USA Development Co., Ltd.

*

Schedules and Exhibits (and similar attachments) to the Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Dynegy will furnish the omitted schedules and Exhibits to the Securities and Exchange Commission upon request by the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC. (Registrant)

Dated: August 4, 2016	By:	/s/ Catherine C. James
	Name:	Catherine C. James
	Title:	Executive Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1*

Membership Interest Purchase Agreement, dated as of August 3, 2016, by and among Elwood Expansion Holdings, LLC, Elwood Energy Holdings, LLC, Tomcat Power, LLC, Elwood Energy Holdings II, LLC and J-POWER USA Development Co., Ltd.

10.1	Guaranty, dated as of August 3, 2016, by Dynegy Inc., for the benefit of J-POWER USA Development Co., Ltd.

*

Schedules and Exhibits (and similar attachments) to the Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Dynegy will furnish the omitted schedules and Exhibits to the Securities and Exchange Commission upon request by the Commission.